Exhibit 3.972
MICHIGAN DEPARTMENT OF COMMERCE-CORPORATION AND SECURITIES BUREAU

Date Received	(FOR BUREAU USE ONLY)

MAY 16 1996	[ILLEGIBLE] FILED MAY 16 1996 Administrator MI DEPT. OF CONSUMER & INDUSTRY SERVICES Corporation & Securities Bureau

Name
PH. 517-663-2525 Ref # 62507
Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE
P.O. Box 266
	Eaton Rapids, MI. 48827-0266	Zip code
EFFECTIVE DATE:
éDocument will be returned to the name and address you enter above.é
394-853
ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read information and instructions on the last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:
ARTICLE I
The name of the corporation is:
Tri-County Refuse Service, Inc .
ARTICLE II
The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.
The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.
ARTICLE III
The total authorized shares:
1.	Common Shares 1,000

Preferred Shares

2.	A statement of all or any of the relative rights, preferences, and limitations of the shares of each class is as follows:

ARTICLE IV
1.	The address of the registered office is:

30600 Telegraph Road,	Bingham Farms	, Michigan	48025

(Street Address)	(City)		(ZIP Code)
2.	The mailing address of the registered office, if different than above:

, Michigan

(Street Address or P.O Box)	(City)		(ZIP Code)
3.	The name of the resident agent at the registered office is: THE CORPORATION COMPANY
ARTICLE V
The name(s) and address(es) of the incorporators is (are) as follows:

Name	Residence or Business Address

Tanya M. Villar	1200 S. Pine Island Road, Plantation, Florida 33324

Heather Palazzolo	1200 S. Pine Island Road, Plantation, Florida 33324

Tara St . Lawrence	1200 S. Pine Island Road, Plantation, Florida 33324

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.
I, (We), The incorporator(s) sign my (our) name(s) this 15th day of May, 1996

/s/ Tanya M. Villar	/s/ Heather Palazzolo

Tanya M. Villar	Heather Palazzolo

/s/ Tara St. Lawrence

Tara St. Lawrence